Exibit 10.3

AMENDMENT NO. 1

TO

SEPARATION AGREEMENT AND FULL RELEASE

                AMENDMENT NO. 1 (the “Amendment”) to Separation Agreement and Full Release dated June 17, 2004 (the “Agreement”) by and between James M. Hussey (“Executive”) and NeoPharm, Inc. (the “Company”).

                WHEREAS, the Executive and the Company have previously entered into the Agreement for the purpose of defining their rights and benefits with respect to Executive’s separation from service with the Company; and

                WHEREAS, Executive and the Company wish to amend the Agreement to allow for remaining payments required to be made under the Agreement to be made in stock of the Company rather than cash.

                NOW THEREFORE, in consideration of the foregoing recitals, the mutual, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       The Agreement is amended as follows:

(a)                                  There is added to Section 2 of the Agreement a new Section 2 (f) which shall read as follows:

(f)                                    Notwithstanding anything appearing in this Section 2 or elsewhere in this Agreement, all Salary Continuance and Bonus payments to be made by the Company to Executive under Section 2 (a) (ii) on and after February 28, 2005, which payments the parties agree equal $188,353.00, shall not be made in cash, but rather, shall be aggregated and paid as a single Stock Bonus Award to Executive of 23,692 shares of the common stock of the Company under the Company’s 1998 Equity Incentive Plan.  Such Stock Bonus shall be in lieu of any and all remaining cash payments required to be made to Executive under Section 2 of the Agreement.

2.                                       Except as expressly amended hereby and by any other supplemental documents or instruments executed by the parties hereto in order to effectuate the transaction contemplated hereby, all the other terms and provisions of the Agreement shall continue and the Agreement, as so amended, is hereby ratified and confirmed in all respects by the parties hereto and shall remain in full force and effect in accordance with the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the 11th day of March 2005.

EXECUTIVE

/s/ James M. Hussey
James M. Hussey

NEOPHARM INC.

By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer